EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Bank of America Corporation (the “Corporation”), and the undersigned Officers and Directors of the Corporation whose signatures appear below, hereby makes, constitutes and appoints Paul J. Polking, Charles M. Berger and Rachel R. Cummings and each of them acting individually, its, his and her true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), in connection with up to (i) $2,000,000,000, in aggregate initial offering price of preferred capital securities of each of BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI and BAC Capital Trust VII (collectively, the “Preferred Securities”), (ii) an amount of the Corporation’s junior subordinated debt securities (the “Subordinated Debt Securities”) equal to 105% of the amount of Preferred Securities so registered, and (iii) an amount of the Corporation’s guarantees (the “Guarantees”) of the Preferred Securities equal to the amount of Preferred Securities so registered (the Preferred Securities, the Subordinated Debt Securities and the Guarantees hereinafter collectively referred to as the “Securities”), which Securities may be offered separately or together, in separate series and amounts, at prices and on terms to be determined at the time of sale, all as authorized by the Board of Directors of the Corporation as of March 26, 2003, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and each of the Corporation and the Officers and Directors hereby grants to each of the attorneys, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of the Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and the Officers and Directors hereby ratifies and confirms all acts and things which the attorneys might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by the attorneys, or any of them, to any or all of the following (and any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, the Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

	By:	/s/ KENNETH D. LEWIS
Dated: March 26, 2003		Kenneth D. Lewis Chairman, President and Chief Executive Officer
Signature	Title	Date

/s/ KENNETH D. LEWIS (Kenneth D. Lewis)	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2003

/s/ JAMES H. HANCE, JR. (James H. Hance, Jr.)	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	March 26, 2003

/s/ MARC D. OKEN (Marc D. Oken)	Executive Vice President and Principal Financial Executive (Principal Accounting Officer)	March 26, 2003

/s/ JOHN R. BELK (John R. Belk)	Director	March 26, 2003

/s/ CHARLES W. COKER (Charles W. Coker)	Director	March 26, 2003

/s/ FRANK DOWD, IV (Frank Dowd, IV)	Director	March 26, 2003

/s/ KATHLEEN F. FELDSTEIN (Kathleen F. Feldstein)	Director	March 26, 2003

/s/ PAUL FULTON (Paul Fulton)	Director	March 26, 2003

/S/ DONALD E. GUINN (Donald E. Guinn)	Director	March 26, 2003

/s/ WALTER E. MASSEY (Walter E. Massey)	Director	March 26, 2003

/s/ C. STEVEN MCMILLAN (C. Steven McMillan)	Director	March 26, 2003

/s/ PATRICIA E. MITCHELL (Patricia E. Mitchell)	Director	March 26, 2003

/s/ O. TEMPLE SLOAN, JR. (O. Temple Sloan, Jr.)	Director	March 26, 2003

/s/ MEREDITH R. SPANGLER (Meredith R. Spangler)	Director	March 26, 2003

/s/ RONALD TOWNSEND (Ronald Townsend)	Director	March 26, 2003

/s/ JACKIE M. WARD (Jackie M. Ward)	Director	March 26, 2003

/s/ VIRGIL R. WILLIAMS (Virgil R. Williams)	Director	March 26, 2003

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